Exhibit 99.B(j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Experts” in the Statement of Additional Information and to the incorporation by reference in this Post Effective Amendment No. 50 to the Registration Statement (Form N-1A) (No. 2-77048 and file No. 811-3451) of SEI Daily Income Trust of our report dated March 11, 2005, included in the 2005 Annual Report to shareholders.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
May 26, 2005